Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

Drew Industries to Present at RBC Capital Markets Consumer Conference; Sidoti & Company's Emerging Growth Institutional Investor Forum

White Plains, New York – September 27, 2005 – Drew Industries Incorporated (NYSE: DW) will present at two analyst conferences on Thursday, Sept. 29, 2005, the RBC Capital Markets Consumer Conference in Orlando, Fla. and the Sidoti & Company's Fourth Annual West Coast Emerging Growth Institutional Investor Forum in San Francisco.

Leigh J. Abrams, Drew’s President and Chief Executive Officer, will present at Sidoti & Company's Fourth Annual West Coast Emerging Growth Institutional Investor Forum on Sept. 29.

Fred Zinn, Drew’s Executive Vice President and Chief Financial Officer, will present at RBC Capital Markets Consumer Conference at 10:30 a.m. Eastern on the same day. A live webcast of the presentation is available at www.drewindustries.com and http://www.wsw.com/webcast/rbc34/dw/. An archive of the webcast will be available for 30 days.

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, steps, electric stabilizer jacks and trailers for hauling equipment, boats, personal watercrafts and snowmobiles, as well as chassis and windows for modular homes and offices. From 48 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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